FACILITY ENCROACHMENT AGREEMENT

THIS AGREEMENT, made and effective as of July 1, 2010, by and between , CSX TRANSPORTATION, INC., a Virginia corporation, whose mailing address is 500 Water Street, Jacksonville, Florida 32202, hereinafter called "Licensor," and BLACKWATER GEORGIA L.L.C, a limited liability corporation of the State of Georgia, whose mailing address is 211 Newcastle Street, Brunswick, Georgia, 31520, hereinafter called "Licensee," WITNESSETH:

WHEREAS, Licensee desires to construct (unless previously constructed and designated as existing herein), use and maintain the below described facility(ies), hereinafter called "Facilities," over, under or across property owned or controlled by Licensor, at the below described location(s):

1. One (1) ten inch (10") diameter sub-grade pipeline crossing, solely for the conveyance of fuel oil or other related products, located at or near Brunswick, Glynn County, Georgia, JX Division, BN Subdivision, Milepost AO-646.00,

2. One (1) surface wireline crossing, solely for the transmission of electrical power only, through or on metal strand wire(s), located at or near Brunswick, Glynn County, Georgia, JX Division, BN Subdivision, Milepost A0-646.00, N::.W:;

3. One (1) fourteen inch (14") diameter surface pipeline crossing, solely for the conveyance of oil or other related products, located at or near Brunswick, Glynn County, Georgia, JX Division, BN Subdivision, Milepost AO-646.00, N::.W:;

hereinafter, collectively, called the "Encroachment," as shown on print(s) labeled Exhibit "B," attached hereto and made a part hereof; other details and data pertaining to said Facilities being as indicated on Exhibit "A," also attached hereto and made a part hereof;

NOW, THEREFORE, in consideration of the mutual covenants, conditions, terms and agreements herein contained, the parties hereto agree and covenant as follows:

1. LICENSE:

1.1 Subject to Article 17, Licensor, insofar as it has the legal right, power and authority to do so, and its present title permits, and subject to:

(A) Licensor's present and future right to occupy, possess and use its property within the area of the Encroachment for any and all purposes;

(B) All encumbrances, conditions, covenants, easements, and limitations applicable to Licensor's title to or rights in the subject property; and

(C) Compliance by Licensee with the terms and conditions herein contained; does hereby license and permit Licensee to construct, maintain, repair, renew, operate, use, alter or change the Facilities at the Encroachment above for the term herein stated, and to remove same upon termination.

1.2 The term Facilities, as used herein, shall include only those structures and ancillary facilities devoted exclusively to the transmission usage above within the Encroachment, and as shown on attached Facility Application Form and plan(s).

1.3 No additional structures or other facilities shall be placed, allowed, or maintained by Licensee in, upon or on the Encroachment except upon prior separate written consent of Licensor.

2. ENCROACHMENT FEE; TERM:

2.1 (A) Licensee shall yield and pay to Licensor as Base Encroachment Fee the sum of EIGHT HUNDRED Dollars AND 00/100 U.S. DOLLARS ($800.00) per annum upon execution of this Agreement and annually thereafter, plus any applicable sales or rental tax thereon. The Base Encroachment Fee shall be subject to periodic review and adjustment by Licensor.

(B) In addition to the periodic review and adjustment referred to in the Section above, the Base Encroachment Fee shall be adjusted on an annual basis by the same percentage of increase as reflected in the "Consumer Price Index for Urban Wage Earners and Clerical Workers (CPI-W) (1982-84=100) specified for All Items - United States compiled by the Bureau of Labor Statistics of the United States Department of Labor" ("CPI"). In no event, however, shall the adjusted Base Encroachment Fee be less than the previous year's Base Encroachment Fee.

The Base Encroachment Fee shall be increased in accordance with the following:

Current Price Index*
---------------------------- X Fee = Adjusted Base Encroachment Fee
Base Price Index**

* Effective CPI in the fourth month prior to the anniversary date of the Agreement.
** Effective CPI at the time of the effective date of the Agreement.

In the event the CPI is converted to a different standard reference base or otherwise revised or changed, the calculation of the percentage increase or decrease shall be made with the use of such conversion factor, formula or table for converting the CPI as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then as reasonably determined by Licensor.

(C) Failure of Licensee to receive any bill for periodic rent, or receipt of a bill showing an incorrect rent, shall neither override the Agreement terms nor excuse or release Licensee from liability or responsibility for the correct agreement fee. Limitation on collection for any erroneous billings or payments shall be three (3) years from the termination of this Agreement. In the event the Licensor is required to employ an attorney to collect the Encroachment Fee, Licensee agrees to reimburse the cost of the attorney employed to collect the Encroachment Fee upon receipt of a statement from Licensor.

2.2 However, Licensee assumes sole responsibility for, and shall pay directly (or reimburse Licensor), any additional annual taxes and/or periodic assessments levied against Licensor or Licensor's property solely on account of said Facilities or Encroachment.

2.3 This Agreement shall remain in effect from year-to-year, subject to the right of either party hereto to terminate by thirty (30) days written notice given to the other party. Payment by Licensee of the Fee shall not be held to create an irrevocable license for any period. This Agreement shall also be revocable in the event of Licensee's default, as herein provided, Licensee's cessation of use of the Facilities or removal of the Facilities.

2.4 In further consideration for the license or right hereby granted, Licensee hereby agrees that Licensor shall not be charged or assessed, directly or indirectly, with any part of the cost of the installation of said Facilities and appurtenances, and/or maintenance thereof, or for any public works project of which said Facilities is a part.

3. CONSTRUCTION, MAINTENANCE AND REPAIRS:

3.1 Licensee shall construct, maintain, relocate, repair, renew, alter, and/or remove the Facilities, in a prudent, workmanlike manner, using quality materials and complying with any applicable standard(s) or regulation(s) of Licensor (A.R.E.M.A. Specifications), or Licensee's particular industry, National Electrical Safety Code, or any governmental or regulatory body having jurisdiction over the Encroachment.

3.2 Location and construction of Facilities shall be made strictly in accordance with design(s) and specifications furnished to and approved by Licensor and of material(s) and size(s) appropriate for the purpose(s) above recited.

3.3 All of Licensee's work, and exercise of rights hereunder, shall be undertaken at time(s) satisfactory to Licensor, and so as to eliminate or minimize any impact on or interference with the safe use and operation of Licensor's property and appurtenances thereto.

3.4 In the installation, maintenance, repair and/or removal of said Facilities, Licensee shall not use explosives of any type or perform or cause any blasting without the separate express written consent of Licensor. As a condition to such consent, a representative will be assigned by Licensor to monitor blasting, and Licensee shall reimburse Licensor for the entire cost and/or expense of furnishing said monitor.

3.5 Any repairs or maintenance to the Facilities, whether resulting from acts of Licensee, or natural or weather events, which are necessary to protect or facilitate Licensor's use of its property, shall be made by Licensee promptly, but in no event later than thirty (30) days after Licensee has notice as to the need for such repairs or maintenance.

3.6 Licensor, in order to protect or safeguard its property, rail operations, equipment and/or employees from damage or injury, may request immediate repair or renewal of the Facilities, and if the same is not performed, may make or contract to make such repairs or renewals, at the sole risk, cost and expense of Licensee.

3.7 Neither the failure of Licensor to object to any work done, material used, or method of construction or maintenance of said Encroachment, nor any approval given or supervision exercised by Licensor, shall be construed as an admission of liability or responsibility by Licensor, or as a waiver by Licensor of any of the obligations, liability and/or responsibility of Licensee under this Agreement.

3.8 All work on the Encroachment shall be conducted in accordance with Licensor's safety rules and regulations.

3.9 Licensee hereby agrees to reimburse Licensor any loss, cost or expense (including losses resulting from train delays and/or inability to meet train schedules) arising from any failure of Licensee to make repairs or conduct maintenance as required by Section 3.5 above or from improper or incomplete repairs or maintenance to the Facilities or Encroachment.

4. PERMITS, LICENSES:

4.1 Before any work hereunder is performed, or before use of the Encroachment for the contracted purpose, Licensee, at its sole cost and expense, shall obtain all necessary permit(s) (including but not limited to zoning, building, construction, health, safety or environmental matters), letter(s) or certificate(s) of approval. Licensee expressly agrees and warrants that it shall conform and limit its activities to the terms of such permit(s), approval(s) and authorization(s), and shall comply with all applicable ordinances, rules, regulations, requirements and laws of any governmental authority (State, Federal or Local) having jurisdiction over Licensee's activities, including the location, contact, excavation and protection regulations of the Occupational Safety and Health Act (OSHA) (29 CFR 1926.651(b)), et al., and State "One Call" - "Call Before You Dig" requirements.

4.2 Licensee assumes sole responsibility for failure to obtain such permit(s) or approval(s), for any violations thereof, or for costs or expenses of compliance or remedy.

5. MARKING AND SUPPORT:

5.1 With respect to any <u>subsurface</u> installation or maintenance upon Licensor's property, Licensee, at its sole cost and expense, shall:

(A) support track(s) and roadbed in a manner satisfactory to Licensor;

(B) backfill with satisfactory material and thoroughly tamp all trenches to prevent settling of surface of land and roadbed of Licensor; and

(C) either remove any surplus earth or material from Licensor's property or cause said surplus earth or material to be placed and distributed at location(s) and in such manner Licensor may approve.

5.2 After construction or maintenance of the Facilities, Licensee shall:

(A) Restore any track(s), roadbed and other disturbed property; and

(B) Erect, maintain and periodically verify the accuracy of aboveground markers, in a form approved by Licensor, indicating the location, depth and ownership of any underground Facilities or related facilities.

5.3 Licensee shall be solely responsible for any subsidence or failure of lateral or subjacent support in the Encroachment area for a period of three (3) years after completion of installation.

6. TRACK CHANGES:

6.1 In the event that rail operations and/or track maintenance result in changes in grade or alignment of, additions to, or relocation of track(s) or other facilities, or in the event future use of Licensor's rail corridor or property necessitate any change of location, height or depth in the Facilities or Encroachment, Licensee, at its sole cost and expense and within thirty (30) days after notice in writing from Licensor, shall make changes in the Facilities or Encroachment to accommodate such track(s) or operations.

6.2 If Licensee fails to do so, Licensor may make or contract to make such changes at Licensee's cost.

7. FACILITY CHANGES:

7.1 Licensee shall periodically monitor and verify the depth or height of the Facilities or Encroachment in relation to the existing tracks and facilities, and shall relocate the Facilities or change the Encroachment, at Licensee's expense, should such relocation or change be necessary to comply with the minimum clearance requirements of Licensor.

7.2 If Licensee undertakes to revise, renew, relocate or change in any manner whatsoever all or any part of the Facilities (including any change in voltage or gauge of wire or any change in circumference, diameter or radius of pipe or change in materials transmitted in and through said pipe), or is required by any public agency or court order to do so, plans therefor shall be submitted to Licensor for approval before such change. After approval, the terms and conditions of this Agreement shall apply thereto.

8. INTERFERENCE WITH RAIL FACILITIES:

8.1 Although the Facilities/Encroachment herein permitted may not presently interfere with Licensor's railroad or facilities, in the event that the operation, existence or maintenance of said Facilities, in the sole judgment of Licensor, causes: (a) interference (including, but not limited to, physical or interference from an electromagnetic induction, or interference from stray or other currents) with Licensor's power lines, communication, signal or other wires, train control system, or electrical or electronic apparatus; or (b) interference in any manner, with the operation, maintenance or use of the rail corridor, track(s), structures, pole line(s), devices, other property, or any appurtenances thereto; then and in either event, Licensee, upon receipt of written notice from Licensor of any such interference, and at Licensee's sole risk, cost and expense, shall promptly make such changes in its Facilities or installation, as may be required in the reasonable judgment of the Licensor to eliminate all such interference. Upon Licensee's failure to remedy or change, Licensor may do so or contract to do so at Licensee's sole cost.

8.2 Without assuming any duty hereunder to inspect the Facilities, Licensor hereby reserves the right to inspect same and to require Licensee to undertake repairs, maintenance or adjustments to the Facilities, which Licensee hereby agrees to make promptly, at Licensee's sole cost and expense.

9. RISK, LIABILITY, INDEMNITY:

With respect to the relative risk and liabilities of the parties, it is hereby agreed that:

9.1 Licensee hereby agrees to, defend, indemnify, and hold Licensor harmless from and against any and all liability, loss, claim, suit, damage, charge or expense which Licensor may suffer, sustain, incur or in any way be subjected to, on account of death of or injury to any person whomsoever (including officers, agents, employees or invitees of Licensor), and for damage to or loss of or destruction of any property whatsoever, arising out of, resulting from, or in any way connected with the construction, repair, maintenance, replacement, presence, existence, operations, use or removal of the Facilities or any structure in connection therewith, or restoration of premises of Licensor to good order or condition after removal, EXCEPT when proven to have been caused solely by the willful misconduct or gross negligence of Licensor. HOWEVER, during any period of actual construction, repair, maintenance, replacement or removal of the Facilities, wherein agents, equipment or personnel of Licensee are on the railroad rail corridor, Licensee's liability hereunder shall be absolute, irrespective of any joint, sole or contributory fault or negligence of Licensor.

9.2 Use of Licensor's rail corridor involves certain risks of loss or damage as a result of the rail operations. Notwithstanding Section 9.1, Licensee expressly assumes all risk of loss and damage to Licensee's Property or the Facilities in, on, over or under the Encroachment, including loss of or any interference with use or service thereof, regardless of cause, including electrical field creation, fire or derailment resulting from rail operations. For this Section, the term "Licensee's Property" shall include property of third parties situated or placed upon Licensor's rail corridor by Licensee or by such third parties at request of or for benefit of Licensee.

9.3 Licensee assumes all responsibility for, and agrees to defend, indemnify and hold Licensor harmless from: (a) all claims, costs and expenses, including reasonable attorneys' fees, as a consequence of any sudden or nonsudden pollution of air, water, land and/or ground water on or off the Encroachment area, arising from or in connection with the use of this Encroachment or resulting from leaking, bursting, spilling, or any escape of the material transmitted in or through the Facilities; (b) any claim or liability arising under federal or state law dealing with either such sudden or nonsudden pollution of air, water, land and/or ground water arising therefrom or the remedy thereof; and (c) any subsidence or failure of lateral or subjacent support of the tracks arising from such Facilities leakage.

9.4 Notwithstanding Section 9.1, Licensee also expressly assumes all risk of loss which in any way may result from Licensee's failure to maintain either required clearances for any overhead Facilities or the required depth and encasement for any underground Facilities, whether or not such loss(es) result(s) in whole or part from Licensor's contributory negligence or joint fault.

9.5 Obligations of Licensee hereunder to release, indemnify and hold Licensor harmless shall also extend to companies and other legal entities that control, are controlled by, subsidiaries of, or are affiliated with Licensor, as well as any railroad that operates over the rail corridor on which the Encroachment is located, and the officers, employees and agents of each.

9.6 If a claim is made or action is brought against Licensor, and/or its operating lessee, for which Licensee may be responsible hereunder, in whole or in part, Licensee shall be notified to assume the handling or defense of such claim or action; but Licensor may participate in such handling or defense.

10. INSURANCE:

10.1 Prior to commencement of surveys, installation or occupation of premises pursuant to this Agreement, Licensee shall procure and shall maintain during the continuance of this Agreement, at its sole cost and expense, a policy of Commercial General Liability Insurance (CGL), naming Licensor, and/or its designee, as additional insured and covering liability assumed by Licensee under this Agreement. A coverage limit of not less than THREE MILLION AND 00/100 U.S. DOLLARS ($3,000,000.00) Combined Single Limit per occurrence for bodily injury liability and property damage liability is currently required as a prudent minimum to protect Licensee's assumed obligations. The evidence of insurance coverage shall be endorsed to provide for thirty (30) days' notice to Licensor, or its designee,

prior to cancellation or modification of any policy. Mail CGL certificate, along with agreement, to CSX Transportation, Inc., Speed Code J180, 500 Water Street, Jacksonville, FL 32202. On each successive year, send certificate to Speed Code C907 at the address listed above.

10.2 If Licensee's existing CGL policy(ies) do(es) not automatically cover Licensee's contractual liability during periods of survey, installation, maintenance and continued occupation, a specific endorsement adding such coverage shall be purchased by Licensee. If said CGL policy is written on a "claims made" basis instead of a "per occurrence" basis, Licensee shall arrange for adequate time for reporting losses. Failure to do so shall be at Licensee's sole risk.

10.3 Licensor, or its designee, may at any time request evidence of insurance purchased by Licensee to comply with this Agreement. Failure of Licensee to comply with Licensor's request shall be considered a default by Licensee.

10.4 Securing such insurance shall not limit Licensee's liability under this Agreement, but shall be security therefor.

10.5 (A) In the event Licensee finds it necessary to perform construction or demolition operations within fifty feet (50') of any operated railroad track(s) or affecting any railroad bridge, trestle, tunnel, track(s), roadbed, overpass or underpass, Licensee shall: (a) notify Licensor; and (b) require its contractor(s) performing such operations to procure and maintain during the period of construction or demolition operations, at no cost to Licensor, Railroad Protective Liability (RPL) Insurance, naming Licensor, and/or its designee, as Named Insured, written on the current ISO/RIMA Form (ISO Form No. CG 00 35 01 96) with limits of FIVE MILLION AND 00/100 U.S. DOLLARS ($5,000,000.00) per occurrence for bodily injury and property damage, with at least TEN MILLION AND 00/100 U.S. DOLLARS ($10,000,000.00) aggregate limit per annual policy period, with Pollution Exclusion Amendment (ISO CG 28 31 11 85) if an older ISO Form CG 00 35 is used. The original of such RPL policy shall be sent to and approved by Licensor prior to commencement of such construction or demolition. Licensor reserves the right to demand higher limits.

(B) At Licensor's option, in lieu of purchasing RPL insurance from an insurance company (but not CGL insurance), Licensee may pay Licensor, at Licensor's current rate at time of request, the cost of adding this Encroachment, or additional construction and/or demolition activities, to Licensor's Railroad Protective Liability (RPL) Policy for the period of actual construction. This coverage is offered at Licensor's discretion and may not be available under all circumstances.

11. GRADE CROSSINGS; FLAGGING:

11.1 Nothing herein contained shall be construed to permit Licensee or Licensee's contractor to move any vehicles or equipment over the track(s), except at public road crossing(s), without separate prior written approval of Licensor (CSXT Form 7422).

11.2 If Licensor deems it advisable, during any construction, maintenance, repair, renewal, alteration, change or removal of said Facilities, to place watchmen, flagmen, inspectors or supervisors for protection of operations of Licensor or others on Licensor's rail corridor at the Encroachment, and to keep persons, equipment or materials away from the track(s), Licensor shall have the right to do so at the expense of Licensee, but Licensor shall not be liable for failure to do so.

11.3 Subject to Licensor's consent and to Licensor's Railroad Operating Rules and labor agreements, Licensee may provide flagmen, watchmen, inspectors or supervisors during all times of construction, repair, maintenance, replacement or removal, at Licensee's sole risk and expense; and in such event, Licensor shall not be liable for the failure or neglect of such watchmen, flagmen, inspectors or supervisors.

12. LICENSOR'S COSTS:

12.1 Any additional or alternative costs or expenses incurred by Licensor to accommodate Licensee's continued use of Licensor's property as a result of track changes or wire changes shall also be paid by Licensee.

12.2 Licensor's expense for wages ("force account" charges) and materials for any work performed at the expense of Licensee pursuant hereto shall be paid by Licensee within thirty (30) days after receipt of Licensor's bill therefor. Licensor may, at its discretion, request an advance deposit for estimated Licensor costs and expenses.

12.3 Such expense shall include, but not be limited to, cost of railroad labor and supervision under "force account" rules, plus current applicable overhead percentages, the actual cost of materials, and insurance, freight and handling charges on all material used. Equipment rentals shall be in accordance with Licensor's applicable fixed rate. Licensor may, at its discretion, require advance deposits for estimated costs of such expenses and costs.

13. DEFAULT, BREACH, WAIVER:

13.1 The proper and complete performance of each covenant of this Agreement shall be deemed of the essence thereof, and in the event Licensee fails or refuses to fully and completely perform any of said covenants or remedy any breach within thirty (30) days after receiving written notice from Licensor to do so (or within forty-eight (48) hours in the event of notice of a railroad emergency), Licensor shall have the option of immediately revoking this Agreement and the privileges and powers hereby conferred, regardless of encroachment fee(s) having been paid in advance for any annual or other period. Upon such revocation, Licensee shall make removal in accordance with Article 14.

13.2 No waiver by Licensor of its rights as to any breach of covenant or condition herein contained shall be construed as a permanent waiver of such covenant or condition, or any subsequent breach thereof, unless such covenant or condition is permanently waived in writing by Licensor.

13.3 Neither the failure of Licensor to object to any work done, material used, or method of construction or maintenance of said Encroachment, nor any approval given or supervision exercised by Licensor, shall be construed as an admission of liability or responsibility by Licensor, or as a waiver by Licensor of any of the obligations, liability and/or responsibility of Licensee under this Agreement.

14. TERMINATION, REMOVAL:

14.1 All rights which Licensee may have hereunder shall cease upon the date of (a) termination, (b) revocation, or (c) subsequent agreement, or (d) Licensee's removal of the Facility from the Encroachment. However, neither termination nor revocation of this Agreement shall affect any claims and liabilities which have arisen or accrued hereunder, and which at the time of termination or revocation have not been satisfied; neither party, however, waiving any third party defenses or actions.

14.2 Within thirty (30) days after revocation or termination, Licensee, at its sole risk and expense, shall (a) remove the Facilities from the rail corridor of Licensor, unless the parties hereto agree otherwise, (b) restore the rail corridor of Licensor in a manner satisfactory to Licensor, and (c) reimburse Licensor any loss, cost or expense of Licensor resulting from such removal.

15. NOTICE:

15.1 Licensee shall give Licensor at least thirty (30) days written notice before doing <u>any</u> work on Licensor's rail corridor, except that in cases of emergency shorter notice may be given. Licensee shall provide proper notification as follows:

a. For non-emergencies, Licensee shall complete and submit Licensor's Outside Party Number Request Form (Form # OP) by facsimile, to facsimile numbers: (904) 245-3692 and (904) 633-3450. Licensee may also scan and email a completed form to email address: OP_Request@csx.com. A blank form, as well as additional instructions and information, can be obtained from Licensor's web site, via web link: http://www.csx.com/fuseaction=aboutproperty_corridor%20#scheduling.

b. For emergencies, Licensee shall complete all of the steps outlined in Section 15.1 a. above, and shall also include detailed information of the emergency. Licensee shall also call and report details of the emergency to Licensor's Rail Operations Emergency Telephone Number: 1-800-232-0144. In the event Licensor needs to contact Licensee concerning an emergency involving Licensee's Facility(ies), the emergency phone number for Licensee is: 504-858-2143.

15.2 All other notices and communications concerning this Agreement shall be addressed to <u>Licensee</u> at the address above, and to <u>Licensor</u> at the address shown on Page 1, c/o CSXT Contract Management, J180; <u>or</u> at such other address as either party may designate in writing to the other.

15.3 Unless otherwise expressly stated herein, all such notices shall be in writing and sent via Certified or Registered Mail, Return Receipt Requested, or by courier, and shall be considered delivered upon: (a) actual receipt, or (b) date of refusal of such delivery.

16. ASSIGNMENT:

16.1 The rights herein conferred are the privileges of Licensee only, and Licensee shall obtain Licensor's prior written consent to any assignment of Licensee's interest herein; said consent shall not be unreasonably withheld.

16.2 Subject to Sections 2 and 16.1, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors or assigns.

16.3 Licensee shall give Licensor written notice of any legal succession (by merger, consolidation, reorganization, etc.) or other change of legal existence or status of Licensee, with a copy of all documents attesting to such change or legal succession, within thirty (30) days thereof.

16.4 Licensor expressly reserves the right to assign this Agreement, in whole or in part, to any grantee, lessee, or vendee of Licensor's underlying property interests in the Encroachment, upon written notice thereof to Licensee.

16.5 In the event of any unauthorized sale, transfer, assignment, sublicense or encumbrance of this Agreement, or any of the rights and privileges hereunder, Licensor, at its option, may revoke this Agreement by giving Licensee or any such assignee written notice of such revocation; and Licensee shall reimburse Licensor for any loss, cost or expense Licensor may incur as a result of Licensee's failure to obtain said consent.

17. TITLE:

17.1 Licensee understands that Licensor occupies, uses and possesses lands, rights-of-way and rail corridors under all forms and qualities of ownership rights or facts, from full fee simple absolute to bare occupation. Accordingly, nothing in this Agreement shall act as or be deemed to act as any warranty, guaranty or representation of the quality of Licensor's title for any particular Encroachment or segment of Rail Corridor occupied, used or enjoyed in any manner by Licensee under any rights created in this Agreement. It is expressly understood that Licensor does not warrant title to any Rail Corridor and Licensee will accept the grants and privileges contained herein, subject to all lawful outstanding existing liens, mortgages and superior rights in and to the Rail Corridor, and all leases, licenses and easements or other interests previously granted to others therein.

17.2 The term "license," as used herein, shall mean with regard to any portion of the Rail Corridor which is owned by Licensor in fee simple absolute, or where the applicable law of the State where the Encroachment is located otherwise permits Licensor to make such grants to Licensee, a "permission to use" the Rail Corridor, with dominion and control over such portion of the Rail Corridor remaining with Licensor, and no interest in or exclusive right to

possess being otherwise granted to Licensee. With regard to any other portion of Rail Corridor occupied, used or controlled by Licensor under any other facts or rights, Licensor merely waives its exclusive right to occupy the Rail Corridor and grants no other rights whatsoever under this Agreement, such waiver continuing only so long as Licensor continues its own occupation, use or control. Licensor does not warrant or guarantee that the license granted hereunder provides Licensee with all of the rights necessary to occupy any portion of the Rail Corridor. Licensee further acknowledges that it does not have the right to occupy any portion of the Rail Corridor held by Licensor in less than fee simple absolute without also receiving the consent of the owner(s) of the fee simple absolute estate. Further, Licensee shall not obtain, exercise or claim any interest in the Rail Corridor that would impair Licensor's existing rights therein.

17.3 Licensee agrees it shall not have nor shall it make, and hereby completely and absolutely waives its right to, any claim against Licensor for damages on account of any deficiencies in title to the Rail Corridor in the event of failure or insufficiency of Licensor's title to any portion thereof arising from Licensee's use or occupancy thereof.

17.4 Licensee agrees to fully and completely indemnify and defend all claims or litigation for slander of title, overburden of easement, or similar claims arising out of or based upon the Facilities placement, or the presence of the Facilities in, on or along any Encroachment(s), including claims for punitive or special damages.

17.5 Licensee shall not at any time own or claim any right, title or interest in or to Licensor's property occupied by the Encroachments, nor shall the exercise of this Agreement for any length of time give rise to any right, title or interest in Licensee to said property other than the license herein created.

17.6 Nothing in this Agreement shall be deemed to give, and Licensor hereby expressly waives, any claim of ownership in and to any part of the Facilities.

17.7 Licensee shall not create or permit any mortgage, pledge, security, interest, lien or encumbrances, including without limitation, tax liens and liens or encumbrances with respect to work performed or equipment furnished in connection with the construction, installation, repair, maintenance or operation of the Facilities in or on any portion of the Encroachment (collectively, "Liens or Encumbrances"), to be established or remain against the Encroachment or any portion thereof or any other Licensor property.

17.8 In the event that any property of Licensor becomes subject to such Liens or Encumbrances, Licensee agrees to pay, discharge or remove the same promptly upon Licensee's receipt of notice that such Liens or Encumbrances have been filed or docketed against the Encroachment or any other property of Licensor; however, Licensee reserves the right to challenge, at its sole expense, the validity and/or enforceability of any such Liens or Encumbrances.

18. GENERAL PROVISIONS:

18.1 This Agreement, and the attached specifications, contains the entire understanding between the parties hereto.

18.2 Neither this Agreement, any provision hereof, nor any agreement or provision included herein by reference, shall operate or be construed as being for the benefit of any third person.

18.3 Except as otherwise provided herein, or in any Rider attached hereto, neither the form of this Agreement, nor any language herein, shall be interpreted or construed in favor of or against either party hereto as the sole drafter thereof.

18.4 This Agreement is executed under current interpretation of applicable Federal, State, County, Municipal or other local statute, ordinance or law(s). However, each separate division (paragraph, clause, item, term, condition, covenant or agreement) herein shall have independent and severable status for the determination of legality, so that if any separate division is determined to be void or unenforceable for any reason, such determination shall have no effect upon the validity or enforceability of each other separate division, or any combination thereof.

18.5 This Agreement shall be construed and governed by the laws of the state in which the Facilities and Encroachment are located.

18.6 If any amount due pursuant to the terms of this Agreement is not paid by the due date, it will be subject to Licensor's standard late charge and will also accrue interest at eighteen percent (18%) per annum, unless limited by local law, and then at the highest rate so permitted.

18.7 Licensee agrees to reimburse Licensor for all reasonable costs (including attorney's fees) incurred by Licensor for collecting any amount due under the Agreement.

18.8 The provisions of this License are considered confidential and may not be disclosed to a third party without the consent of the other party(s), except: (a) as required by statute, regulation or court order, (b) to a parent, affiliate or subsidiary company, (c) to an auditing firm or legal counsel that are agreeable to the confidentiality provisions, or (d) to Lessees of Licensor's land and/or track who are affected by the terms and conditions of this Agreement and will maintain the confidentiality of this Agreement.

18.9 Licensor shall refund to Licensee any overpayments collected, plus any taxes paid in advance; PROVIDED, however, such refund shall not be made when the cumulative total involved is less than One Hundred Dollars ($100.00).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate (each of which shall constitute an original) as of the effective date of this Agreement.

Witness for Licensor:

CSX TRANSPORTATION, INC.

By:

Print/Type Name: Mark A. Gennette

Print/Type Title: Director Contract Management

Witness for Licensee:

BLACKWATER GEORGIA L.L.C

By:

Who, by the execution hereof, affirms that he/she has the authority to do so and to bind the Licensee to the terms and conditions of this Agreement.

Print/Type Name: FRANK MARROCCO

Print/Type Title: chief commercial officer

Tax ID No.: 27-2171764

CSX | Print Form | Reset Form

Mail To: CSX Transportation, Inc.
ATTN: Shawn Schieler
500 Water Street, J-180
Jacksonville, FL 32202
Submittal Must Include Drawing(s) and Review Fee(s)

APPLICATION FOR FACILITY/UTILITY INSTALLATIONS

Application Date: 6/29/10   CSXT File/Agreement Number: CSX- 658310

Exhibit "A"
Sheet 1 of 3
CSXT File No. 658310

SECTION 1: FACILITY OWNER INFORMATION — TO BE COMPLETED BY APPLICANT

Owner/Legal Company Identification (required)

Owner's Complete Legal Company Name:	Blackwater Georgia, LLC				
Legal Address (1):	211 Newcastle Street				
Legal Address (2):					
City:	Brunswick	State:	GA	Zip:	31520
Business Type:	☐ Corporation ☐ Municipality	☑ Limited Liability Company ☐ Limited Liability Partnership		☐ Limited Partnership ☐ General Partnership	
State of Incorporation:	Georgia	Other Business Type - Describe:	Liquid Storage Terminal		

Billing Address

☐ *(Check box if same as above); if not, please complete below.*

Billing Address (1):	660 LaBauve Drive				
Billing Address (2):					
City:	Westwego	State:	LA	Zip:	70094

Owner Contact Information

Contact Name:	Frank Marrocco	Contact Title:	Chief Commercial Officer
Office Phone:	504-340-3000 Ext.:	Mobile Phone:	908-692-9389
Email:	frankm@bwmsc.com	Emergency Phone:	504-858-2143

SECTION 2: PROJECT CONTACT INFORMATION — TO BE COMPLETED BY APPLICANT

☐ *Check here if address is the same as legal address above.*
☐ *If not the same as above, check here if agreement should be mailed to this address.*

Project Engineer/Consultant/Agent Information

Engineer/Consultant/Agent Company Name:					
Contact Name:					
Mailing Address:					
City:		State:		Zip:	
Office Phone:		Mobile Phone:			
Email:					

SECTION 3: PROJECT INFORMATION/LOCATION — **TO BE COMPLETED BY APPLICANT**

Project Reference

Is this covered by an existing CSX permit/agreement or master agreement:

☐ Yes Provide Agreement # and/or date:

☐ No

Is this project related to another transaction/project with CSX:

☐ Yes Describe:

☐ No

Provide utility owner project reference number:

Project Scope

Check box to indicate type of installation request:

☐ New Installation Request

☐ Upgrade/Replacement/Relocation of Existing Facilities

Exhibit "A"

Sheet 2 of 3

CSXT File No. 658310

Will proposed installation connect to an existing facility within railroad corridor:

☐ Yes Provide name of connecting facility owner:

☐ No

Check all boxes that apply to indicate type of installation request:

☐ Sub-grade

☐ Aerial

If "Sub-grade," check all boxes that apply to indicate proposed method of installation:

☐ Jack & Bore

☐ Horizontal Directional Drill

☐ Other Describe:

Project Description

Description / Scope *(include: purpose, scope of work, materials, equipment, geographic features, special conditions)*:

Project Location

City:	County:	State:

Will facility installation be located entirely within public road right-of-way:

☐ Yes Provide AAR/DOT Crossing Inventory Number of Road (posted at crossing):

☐ No

2810-290

Cust. No.

2810-290

RE-30780

THIS AGREEMENT, Made this 12th day of June, 1972, by and between SEABOARD COAST LINE RAILROAD COMPANY, a Virginia corporation, hereinafter referred to as SCL; SOUTHERN RAILWAY COMPANY, a Virginia corporation, hereinafter referred to as Southern (the SCL and Southern hereinafter referred to jointly as Licensors); and BRUNSWICK PORT AUTHORITY, a Georgia Corporation, hereinafter referred to as Licensee; WITNESSETH:

WHEREAS, there is in effect an agreement dated May 26, 1958, between the former Atlantic Coast Line Railroad Company, now Seaboard Coast Line Railroad Company, and Southern covering the location, operation and maintenance of Southern's track and appurtenant facilities in connection therewith along a portion of SCL's right of way at or near Brunswick, Georgia; and

WHEREAS Licensee desires to install and maintain certain facilities across said right of way and underneath SCL's tracks and underneath Southern's track;

NOW THEREFORE, SCL, for and in consideration of the sum of One Dollar, the receipt of which is hereby acknowledged, and the covenants upon the part of Licensee to be kept and performed as hereinafter expressed, hereby grants to Licensee the right or license to install and maintain the following facilities across said right of way and underneath said tracks at or near Brunswick, Georgia:

Exhibit "A"
Sheet 3 of 3
CSXT File No. 698310

(A) For conducting fuel oil at a maximum operating pressure of 125 PSI: A line of 14-inch steel pipe at a point 505 feet northwestwardly measured along the center line of SCL;s main track from Mile Post AO-646; also

(B) For housing a 440-volt electric control cable: A line of 4-inch steel pipe conduit at a point immediately adjacent to the northwest side of said 14-inch pipe; also

(C) For conducting fuel oil at a maximum operating pressure of 125 PSI: A line of 10-inch steel pipe at a point immediately adjacent to the northwest side of said 14-inch pipe; said facilities being shown in green on print of Licensee's drawing dated March 17, 1972, last revised June 1, 1972, attached hereto and made a part hereof; said right of way being as indicated on said print.

And the Licensee hereby agrees in consideration of said license:

I. Licensee shall install and maintain said facilities at Licensee's entire cost and expense and in a manner satisfactory to SCL and so as not to interfere with pipe or other structures now in place. In the event said facilities shall require repair or renewal, Licensee shall make such repair or renewal at Licensee's expense; and upon the failure of Licensee so to do, the Licensors shall give written notice to Licensee, and upon the failure of Licensee to make repair or renewal within thirty days after such notice, Licensors may make all necessary repair or renewal at the cost of Licensee, which cost Licensee hereby agrees to pay on demand.

2810-290


DITCH
4"φ ELEC. CONTROL CONDUIT
10"φ PIPE IN 18"φ CASING
14"φ PIPE IN 24" CASING
SECTION A-A
54'-2½"
± 505' N.W. OF MILE POST A0646
ELEV. 6.8±
VENT
R/W LINE
℄ TRACK
℄ TRACK
℄ TRACK
℄ TRACK
R/W LINE
8'-0"
8'-0"
DITCH ELEV+2.5±
2"φ VENT WITH SCREEN - TYP.
14"φ INSULATED PIPE
TO DOCK
ELEV. +6.0±
ELEV. +4.3' - TOP OF 24"φ CASING
ELEV. -0.7 BOTTOM OF CASING
SLOPE
25'
50'±
25'
24"φ CASING SEALED AT BOTH ENDS ABOVE GRADE
REV. 6-1-72

Exhibit "B"

Sheet 1 of 1

CSXT File No. 658310

BRUNSWICK PORT AUTHORITY
PROPOSED PIPE CROSSING

SCALE 1" = 20' DATE 3-17-72